SECURITY AGREEMENT

This Security Agreement (hereafter also referred to as the "Agreement") is entered into by the parties immediately identified below, for the purpose of documenting and memorializing the scope and terms necessary to secure the loan in the amount of Four Hundred Fifty Thousand Dollars ($450,000.00) from **ENOYLOH, LLC.**, a Wyoming Limited Liability Company, to **DIASPORA FOODS INTERNATIONAL, LLC.**, a Georgia Limited Liability Company, 250 W NW Park Ave., Atlanta GA 30318.

WHEREAS, for value received, **DIASPORA FOODS INTERNATIONAL, LLC.** (hereinafter known as "Debtor") **and MARVIN WOODS,** (a principal of Diaspora Foods International, LLC.) in his individual capacity as guarantor of the Debt (hereafter referred to as the "Guarantor"), for value received, hereby grant to **ENOYLOH, LLC**, (hereafter referred to as the "Secured Party") a security interest in the below identified property whether now existing or hereafter acquired (hereinafter referred to as the "Collateral") to secure the payment of any and all obligations of Debtor to Secured Party, whether now existing or hereafter incurred, most notably including the loan obligation in the original principal amount of Four Hundred Fifty Thousand Dollars ($450,000.00) (hereafter referred to as the "Debt"), which is evidenced by the Promissory Note (the "Promissory Note") executed by the Debtor and Guarantor in favor of the Secured Party, and attached hereto this Security Agreement as "Exhibit A". For consideration received, the above-identified Parties to this Security Agreement, identify the property that shall secure the Debt and the terms of such security as follows:

1. **Collateral -**

   a) **All Debtor's Accounts, Inventory, and Equipment as identified in Schedule 1 attached hereto.**

   b) **Other property of Debtor**:

      (i) Any related or additional property from time to time delivered to or deposited with Secured Party by or for the account of Debtor; and

      (ii) All certificates of title or other documents evidencing ownership or possession of or otherwise relating to any property referred to in this paragraph; and

      (iii) All property used or usable with any property referred to in this paragraph; and

      (iv) All policies of Insurance covering any property referred to in this paragraph; and

(v) All goods which were at any time included in the Collateral and which are returned to or for the account of Debtor following their sale, release or disposition; and

(vi) All proceeds, products, replacements, additions to, substitutions for, accessions of, and property necessary for the operation of any of the property referred to in this definition, including, without limitation, insurance payable as a result of loss or damage to any of the property referred to in this paragraph, refunds of unearned premiums of any such insurance policy and claims against third parties; and

(vii) All books and records related to any of the property referred to in this paragraph, including, without limitation, any and all books of account, customer lists and other records relating to the accounts or inventory referred to in this paragraph; and

(viii) Notwithstanding any term contained herein to the contrary, the Collateral shall not include alcoholic beverages in the possession of the Debtor; or certificates of deposit in the name of the Debtor which serve as collateral for any letter of credit.

(ix) Debtor shall not transfer, sell or assign Debtor's interest in the Collateral or permit any other security interest to be created thereon without Secured Party's prior written approval.

c) Marvin Woods, Guarantor, ***agrees to pledge as additional collateral*** for the Debt title and all of his interest in personal bank accounts, real property and assets. Guarantor shall maintain physical possession of the asset unless the Loan is accelerated due to an event of Default pursuant to the terms outlined in paragraph 4 herein.

d) <u>Use of Inventory</u> - Until an event of Default occurs hereunder, Debtor may use the Inventory in any lawful manner not inconsistent with this Agreement and with the terms of insurance thereon and may sell, lease, or otherwise dispose of its Inventory for cash or terms in the ordinary course of business, and Debtor may retain the proceeds of such sales, leases or other dispositions, provided however, that the Inventory shall remain in Debtor's possession and control at all times prior to sale, lease or other disposition at Debtor's address as identified in this Agreement. Debtor shall not use any item of Inventory in a manner inconsistent with the holding thereof for sale, lease or other disposition in the ordinary course of business or in contravention of the terms of any agreement; specifically this Security Agreement and the Promissory Note incorporated by reference herein. A sale, lease or disposition in the ordinary course of business does not include the exchange of Inventory for service of goods in kind or

transfers of Inventory for the satisfaction of obligations to suppliers or other indebtedness. Upon any event of Default, the Debtor shall not sell, lease or otherwise dispose of any of the Inventory without prior written consent of the Secured Party.

e) **Condition of Collateral** – Debtor and Guarantor shall maintain all Collateral in a good condition, repair and working order, and in accordance with any manufacturer's manual. Debtor and Guarantor shall not misuse, abuse, waste, destroy or endanger the Collateral or allow it to deteriorate, except for ordinary wear and tear from its intended use. Debtor and Guarantor shall repair, replace or otherwise improve the Collateral as may be necessary to maintain its value. Debtor and Guarantor will not use any Collateral in violation of any law, statute, ordinance, regulation or administrative order, or suffer it to be so used.

2. Perfection Filing Fees

Debtor shall pay the filing and recording costs of any documents or instruments necessary to perfect, extend, modify, or terminate the security interest created hereunder, as demanded by the Secured Party now or in the future, during the duration of the Debt.

3. Default

Debtor shall be in default hereunder if Debtor fails to pay any amount owing to Secured Party under the Promissory Note when due thereunder or fails to perform any obligation created hereunder this Agreement and the Promissory Note. In the event of any default, Secured Party may, in its own discretion, accelerate the amounts due under this Agreement or take possession of the Collateral described in Paragraph 1 herein, subject to the terms of the election provision detailed herein Paragraph 4, unless the Debtor cures such default pursuant to the terms for curing default as outlined in Paragraph of the Promissory Note attached hereto as Exhibit A.

4. Acceleration.

In the event of an acceleration of the amounts due under this Agreement or the Note, pursuant to the terms of this Security Agreement and/or the Promissory Note, the Secured Party shall have all of the remedies of a secured party under the Uniform Commercial Code as enacted in the State of Georgia, if applicable, and any other applicable state or federal law or equity, all of the remedies provided elsewhere herein or in any other document securing or otherwise relating to Debtor's obligations under the Promissory Note, and in addition thereto, Secured Party shall have the following rights and remedies:

a) To institute legal proceedings against Debtor to collect the amount owed Secured

Party under the Promissory Note and this Security Agreement subject to the terms of paragraph 4(a) of the Promissory Note attached hereto as Exhibit A;

b) To take immediate possession of the Collateral without notice or resort to legal process;

c) To set-off and deduct any amount due under the Note or this Security Agreement from any account or deposit that Debtor may have with Secured Party or other moneys which Debtor may be entitled from Secured Party without notice;

d) To dispose of the Collateral by a public or private sale after mailing notice of the sale to Debtor at least ten (10) days prior to the date of sale, ten (10) days notification being deemed to be reasonable notice.

5. Rights of Secured Party.

a) All of Secured Party's rights and remedies shall be cumulative and may be exercised concurrently. The failure or delay of Secured Party to exercise any of its rights and remedies at any time shall not be construed to mean that Secured Party has given up the right to exercise that right or remedy at any later time;

b) All rights conferred on Secured Party hereby are in addition to those granted to it by any state or local law or any other law. Failure or repeated failure to enforce any rights hereunder *shall not* constitute an estoppel or waiver of Secured Party's rights to exercise such rights accruing prior or subsequent thereto. Secured Party shall not be liable for any loss to Collateral in its possession, nor shall such loss diminish the debt due, even if the loss is caused or contributed to by Secured Party's negligence.

6. Debtor's Waiver of Notice Requirement.

Debtor acknowledges being advised of a constitutional right to a court notice and hearing to determine whether, upon default, there is probable cause to sustain the validity of Secured Party's claim and whether Secured Party is entitled to possession of the Collateral and being so advised, Debtor hereby voluntarily gives up, waives and surrenders any right to a notice and hearing to determine whether there is probable cause to sustain the validity of Secured Party's claim. Any notices required pursuant to any state or local law shall be deemed reasonable if mailed by Secured Party to the persons entitled thereto at their last known addresses at least ten days prior to disposition of the Collateral and, in reference to a private sale, need state only that Secured Party intends to negotiate such sale.

7. Notices.

Any notice required or permitted to be given under or in connection with this

Agreement shall be given by certified mail, return receipt requested, or by facsimile transmission at an address shown below:

Notice to Debtor, shall be sent to:

DIASPORA FOODS INTERNATIONAL, LLC.,
C/o Marvin Woods, President
250 W NW Park Ave.,
Atlanta GA 30318

Facsimile: ____________________

Notice to Guarantor shall be sent to:

Marvin Woods
DIASPORA FOODS INTERNATIONAL, LLC.,
250 W NW Park Ave.
Atlanta GA 30318

Facsimile: ____________________

8. Incorporation by Reference:

The Parties agree that this binding Agreement shall be subject to the specific terms and conditions of the Promissory Note attached hereto as Exhibit A, whose terms have been mutually agreed to by both the Debtor ("Maker") and the Secured Party ("Holder").

9. Complete Agreement.

This Agreement represents the entire and complete Security Agreement between the Parties hereto, and all prior agreements, understandings, obligations or statements by and between the parties concerning the subject matter herein will be merged with and into and be superseded by this Security Agreement, and shall be of no further force and effect. No modification, amendment or waiver of neither any provision of this Agreement, nor any consent to any departure by any party from the terms hereof, shall be effective unless the same be in writing and signed by all parties hereto.

10. Severability.

If a Court with proper authority determines that any of the terms or conditions contained herein are void or unenforceable, all other terms and conditions herein shall remain in effect.

11. Caption and Headings.

The captions and headings used in this Security Agreement are inserted for convenience only, and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

12. Applicable Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, United States, made and performed within the State of Georgia, United States, without giving effect to the laws that might otherwise govern under applicable principles of conflict of laws thereof.

In addition, each of the parties hereto agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court.

13. No Waiver.

Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall not be deemed a waiver of, or preclude any other or remaining right, remedy or power exercise thereof.

14. Termination.

Upon the complete payment of all amounts due hereunder and pursuant to the Promissory Note attached hereto as Exhibit A, and compliance by the Debtor with all covenants and terms of this Agreement, Secured Party shall, upon written request from Debtor, release and transfer the Collateral to Debtor and declare this Agreement to be void and of no further effect or force.

(Signature of Secured Party contained on following page, 7)

Executed this 18th day of July 2014:

AGREED TO:

BY DEBTOR:

DIASPORA FOODS INTERNATIONAL, LLC., a Georgia LLC.

____

By: Marvin Woods
Its: President

BY GUARANTOR:

____

By: Marvin Woods, in his Individual Capacity as Guarantor

BY SECURED PARTY:

ENOYLOH, LLC, a Wyoming LLC.

____

By: R. A. Richardson
Its: President